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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-11145 on Form S-3 and 333-25261, 333-73041, 333-73075 on Form S-8 of Otter
Tail Corporation of our report dated February 1, 2002, appearing in the 2001 Annual Report to Shareholders of Otter Tail Corporation and incorporated by reference in this Annual Report on Form 10-K of Otter Tail Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 27, 2002